UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2018

BENEFICIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36806	47-1569198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (215) 864-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of Beneficial Bancorp, Inc. (the “Company”) was held on December 6, 2018.  The final results for the matters submitted to a vote of the stockholders of the Company at the Special Meeting are as follows:

1.                                      The proposal to approve an Agreement and Plan of Reorganization, dated as of August 7, 2018, as amended on November 1, 2018, by and between the Company and WSFS Financial Corporation (“WSFS”), pursuant to which the Company will merge with and into WSFS (the “Merger”) (the “Merger Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
56,735,800	2,687,452	423,112	—

2.                                      The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the Merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,995,454	39,287,946	562,964	—

Item 8.01    Other Events.

On December 6, 2018, the Company issued a press release announcing that its stockholders had approved the Merger at the Special Meeting. A copy of the Company’s press release dated December 6, 2018 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Other Exhibits.

(d)    Exhibits

Number	Description
99.1	Press Release dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIAL BANCORP, INC.
(Registrant)

Date: December 6, 2018	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer